Exhibit 10-6

MODIFICATION OF SECURITY AGREEMENT

This Modification of BB&T Security Agreement, made this 4th day of January, 2012, by and between SOUTHEAST POWER CORPORATION, a Florida corporation (“Debtor”) and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Secured Party”).

RECITALS

1. Debtor and Secured Party entered into that certain BB&T Security Agreement dated February 22, 2011 (“Security Agreement”).

2. Security Agreement was entered into in connection with a certain Promissory Note dated February 22, 2011 (including all extensions, renewals modifications, and substitutions thereof) in the original principal amount of Three Million and 00/100 Dollars ($3,000,000.00) made in favor of Secured Party by The Goldfield Corporation (“Borrower”), and other loan documents related thereto, which was renewed by that certain Renewal Promissory Note from Borrower to Second Party of even date herewith (the “Goldfield Note”).

3. Debtor has executed a Promissory Note dated February 22, 2011 in the original amount of $6,940,000.00 in favor of Secured Party (the “Southeast Note”).

4. Debtor desires to secure and collateralize the Southeast Note under the Security Agreement.

NOW, THEREFORE, for the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The above recitals are true and correct and are expressly incorporated herein.

2. Cross-Collateralization. Debtor hereby agrees, stipulates and acknowledges that the term “obligations” as defined in Section 1.2 of the Security Agreement shall include (in addition to the liabilities under the Goldfield Note), all of the obligations and liabilities under the Southeast Note to the same and full extent as the Goldfield Note. Debtor further agrees and stipulates that the collateral and security interests granted in the Security Agreement shall secure the indebtedness evidenced by the Goldfield Note and the Southeast Note.

3. Miscellaneous. Except as expressly modified herein, all other terms and provisions of the Security Agreement remain in full force and effect, and Debtor reaffirms, confirms and acknowledges that all terms and provisions of the Security Agreement as modified herein remain valid and effective.

The parties have signed this Modification of Security Agreement under seal as of the date and year first written above.

WITNESSES:		SOUTHEAST POWER CORPORATION, a Florida corporation

/s/ Barry Forbes
Print Name:	Barry Forbes	By:	/s/ Stephen R. Wherry
Stephen R. Wherry, Treasurer
/s/ John W. Davis III
Print Name:	John W. Davis III

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